NUTEX HEALTH reports THIRD quarter 2022 financial results and announces

Common stock purchase agreement for a commitment to purchase up to $100 million worth of shares of its common stock with lincoln park capital

• Net cash from operating activities of $46.1 million for the nine months ended September 30, 2022

• Company reiterates that it expects to open 20 NEW facilities by the end of 2024

HOUSTON, TX − (PRNewswire) – NOVEMBER 18, 2022 – Nutex Health Inc. (“Nutex Health” or the “Company”) (NASDAQ: NUTX), a physician-led, technology-enabled integrated healthcare delivery system comprised of 21 state-of-the-art micro hospitals in 8 states and primary care-centric, risk-bearing physician networks, today announced fiscal year 2022 3rd Quarter financial results for the three months ended September 30, 2022 and a common stock purchase agreement for a commitment to purchase up to $100 million worth of shares of its common stock with Lincoln Park Capital Fund, LLC (“Lincoln Park”), a Chicago-based institutional investor.

Committed Investment Agreement with Lincoln Park Capital:

On November 14, 2022, Nutex Health and Lincoln Park Capital Fund, LLC entered into a purchase agreement and registration rights agreement (together, the “Agreement”) pursuant to which Nutex Health will have the right, in its sole discretion, but not the obligation, to sell to Lincoln Park up to $100 million worth of shares of its common stock over the 36-month term of the Agreement, subject to terms and conditions as provided in the Agreement, including the filing and effectiveness of a registration statement. Nutex Health controls the timing and amount of any future sales of its shares of common stock and Lincoln Park is obligated to make purchases in accordance with the Agreement, subject to various limitations including those under the Nasdaq listing rules. Any common stock sold by Nutex Health to Lincoln Park can be sold pursuant to Regular Purchases and Accelerated Purchases, as defined in the Agreement, at purchase prices based on prevailing market prices at the time of each sale and at 97% of the market price on the date of sale under Accelerated Purchases. There is no upper limit to the price per share that Lincoln Park may pay for future stock issuances under the Agreement, and Lincoln Park has agreed not to cause or engage in any direct or indirect short selling or hedging of Nutex Health’s common stock. No warrants are being issued in this transaction and the Agreement does not contain any rights of first refusal, participation rights, penalties, or liquidated damages provisions in favor of any party. Nutex Health may terminate the Agreement at any time, at its sole discretion, without any cost or penalty. In connection with the Agreement, Nutex has agreed to file a registration statement with the U.S. Securities and Exchange Commission registering the resale of the shares issued to Lincoln Park. Nutex Health intends to use the net proceeds from the sale of its common stock under the Agreement for working capital and general corporate purposes to support its growth.

Financial Highlights for the Three Months Ended September 30, 2022 (Unaudited):

•	Net revenue of $28.4 million. In the three months ended September 30, 2022, we reduced our estimate of the ultimate amounts of accounts receivable we will collect for prior periods. This change in estimate reduced revenue for the three months ended September 30, 2022 by approximately $29 million.
•	Net income attributable to Nutex Health of $(422.5) million. In Q3, the Company recognized a one-time non-cash impairment charge of $408.5 million to reduce the carrying amount of goodwill representing the excess over fair value of the assets acquired in the reverse business combination. Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 10-Q.
•	Adjusted EBITDA of $(15.7) million.
•	As of September 30, 2022, the Company had total assets of $434.5 million, including cash and cash equivalents of $36.6 million.

Financial Highlights for the Nine Months Ended September 30, 2022 (Unaudited):

•	Net revenue of $165.6 million.
•	Net income attributable to Nutex Health of $(420.4) million. In Q3, the Company recognized a one-time non-cash impairment charge of $408.5 million to reduce the carrying amount of goodwill representing the excess over fair value of the assets acquired in the reverse business combination. Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 10-Q.
•	Adjusted EBITDA of $18.5 million.
•	Net cash from operating activities of $46.1 million for the nine months ended on September 30, 2022.

Note: Adjusted EBITDA is a non-GAAP financial metric. A reconciliation of non-GAAP to GAAP measures is included below in this earnings release.

Notes to the Financial Highlights for the Three and Nine Months Ended September 30, 2022:

•	Nutex Health recognized a one-time non-cash goodwill impairment charge of $408.5 million in Q3 to reduce the carrying amount of goodwill representing the excess over fair value of the assets acquired in the reverse business combination.
•	The Company recognized a one-time non-cash charge of $18.4 million, net to income tax expense during the three months ended June 30, 2022 for the change in tax status of Nutex Health Holdco LLC and release of acquired valuation allowance for Clinigence. Prior to the merger with Clinigence, Nutex Health Holdco LLC and the Nutex Subsidiaries were pass-through entities treated as partnerships for U.S. federal income tax purposes. No provision for federal income taxes was provided for these periods as federal taxes were obligations of these companies’ members. After the merger, Nutex Health Holdco LLC became a wholly-owned subsidiary of Clinigence and will be included in its future consolidated corporate tax filings.
•	In our experience to date with the No Surprises Act (“NSA”), insurers often initially pay amounts lower than the Qualifying Payment Amount (“QPA”) which generally is the median in-network amount paid by the insurer without regard for other information relevant to the claim. This requires us to make appeals using the Independent Dispute Resolution (“IDR”) process. We are working within the established processes for the IDR and are having varying success at achieving collections higher than the established QPA. The NSA final rule, which became effective on October 25, 2022, is the subject of legal challenges. It is difficult to predict the outcome of efforts to challenge or amend the final rule. Please read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 10-Q.
•	The Texas Medical Association in September 2022 filed motions for summary judgement seeking to invalidate the IDR related provisions of the final rule, arguing that the QPA does not represent the fair value of the services rendered by physicians and providers and that the final rule illegally favors the QPA over the fair value of the provider services in contravention of the statutory language of the NSA. On October 19, 2022, and in addition to the amicus briefs by several other national medical associations, the American Society of Anesthesiologists, the American College of Emergency Physicians and the American College of Radiology, professional associations representing an aggregate of approximately 136,000 physicians, filed an amicus brief supporting the Texas Medical Association motion. As of November 11, 2022, the Court in the Eastern District of Texas has not yet ruled on the motions.
•	In the three months ended September 30, 2022, we reduced our estimate of the ultimate amounts of accounts receivable we will collect for prior periods due to the NSA. This change in estimate reduced revenue for the three months ended September 30, 2022 by approximately $29 million. Similar changes in estimates made in the first half of 2022 reduced accounts receivable and revenue by approximately $9.6 million.
•	Total patient visits during the nine months ended September 30, 2022 decreased 11% as compared to the same period in 2021. Total patient visits in 2021 included significant volumes of Covid-19 related cases.
•	The Company anticipates opening 20 new facilities by the end of 2024. These facilities are either under construction or in advanced planning stages. There can be no assurance that these new facilities will open in the anticipated timeframes or that they will open at all.

“Our results in the 3rd quarter were affected by a significant non-cash goodwill impairment charge as well as challenging operating dynamics that include lower net revenue per patient visit and lower patient volumes due to fewer Covid-related visits,” stated Jon Bates, Chief Financial Officer of Nutex Health.

“We have many initiatives underway intended to increase net revenue per patient and to increase patient volumes,” stated Tom Vo, M.D., MBA, Chairman and Chief Executive Officer of Nutex Health. “These include:

•	maximizing our claims coding efficiency,
•	increasing efforts to collect co-pays and co-insurance,
•	adding additional administrative staff to handle the increased administrative IDR burden
•	having a dedicated IDR team to accelerate resubmission of claims under the IDR process,
•	making appeals for additional payment of claims for periods before and after the NSA final rule was adopted through the IDR process,
•	making efforts to sign favorable contracts with insurers, and
•	working with both local and national legislatures to enforce the NSA rules and guidelines for Insurers.

We are also accelerating contracting with local physicians to join our IPAs and increasing our marketing efforts to increase patient volumes.”

“At the same time, we are intensely focused on executing on our long-term growth strategy. We are thrilled to announce the agreement with Lincoln Park Capital. The committed investment agreement for up to $100 million will provide us with the flexibility to address future growth opportunities,” stated Warren Hosseinion, M.D., President of Nutex Health.

For more details on the Company’s Third Quarter 2022 financial results, please refer to our Quarterly Report on Form 10-Q filed with the U.S. Securities & Exchange Commission and accessible at www.sec.gov.

1

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$36,620,799	$36,118,284
Accounts receivable	61,478,424	112,766,317
Accounts receivable - related parties	1,847,016	1,993,117
Inventories	3,213,376	2,814,178
Prepaid expenses and other current assets	4,378,923	323,283
Total current assets	107,538,538	154,015,179
Property and equipment, net	72,282,118	151,912,500
Operating right-of-use assets	20,904,971	21,829,552
Financing right-of-use assets	194,757,864	64,614,781
Intangible assets, net	21,577,810	682,649
Goodwill, net	17,010,637	1,139,297
Other assets	445,789	456,085

Total assets	$434,517,727	$394,650,043

Liabilities and Equity
Current liabilities:
Accounts payable	$17,743,457	$13,582,664
Accounts payable - related parties	3,614,326	4,070,438
Lines of credit	2,592,714	72,055
Current portion of long-term debt	4,026,942	10,158,932
Operating lease liabilities, current portion	1,485,360	1,489,997
Financing lease liabilities, current portion	4,107,853	1,452,447
Accrued expenses and other current liabilities	10,257,349	6,864,426
Total current liabilities	43,828,001	37,690,959
Long-term debt, net	24,690,473	78,821,985
Operating lease liabilities, net	20,049,121	20,820,588
Financing lease liabilities, net	204,591,022	65,735,501
Deferred tax liabilities	8,831,108	-
Total liabilities	301,989,725	203,069,033

Commitments and contingencies

Equity:
Common stock, $0.001 par value; 900,000,000 shares authorized; 649,770,069 and 592,791,712 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	649,770	592,792
Additional paid-in capital	468,802,618	11,742,891
Retained earnings (accumulated deficit)	(358,967,267)	102,315,623
Nutex Health Inc. equity	110,485,121	114,651,306
Noncontrolling interests	22,042,881	76,929,704
Total equity	132,528,002	191,581,010

Total liabilities and equity	$434,517,727	$394,650,043

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NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended September 30		Nine months ended September 30
	2022	2021	2022	2021
Revenue:
Hospital division	$21,244,305	$117,971,732	$151,976,226	$268,129,646
Population health management division	7,150,753	-	13,594,007	-
Total revenue	28,395,058	117,971,732	165,570,233	268,129,646

Operating costs and expenses:
Payroll	27,923,404	23,118,034	76,426,084	59,144,729
Contract services	8,873,901	2,460,082	27,757,845	11,496,358
Medical supplies	2,486,083	4,942,959	9,327,114	9,915,621
Insurance expense	3,506,667	3,053,678	7,434,346	6,672,983
Depreciation and amortization	4,330,167	1,871,799	9,859,513	5,873,439
Other	7,743,282	6,516,712	21,843,273	15,230,873
Total operating costs and expenses	54,863,504	41,963,264	152,648,175	108,334,003

Gross profit (loss)	(26,468,446)	76,008,468	12,922,058	159,795,643

Corporate and other costs:
Acquisition costs	-	-	3,885,666	-
Impairment of goodwill	408,466,575	-	408,466,575	-
General and administrative expenses	4,077,255	1,545,685	11,721,597	5,067,725
Total corporate and other costs	412,543,830	1,545,685	424,073,838	5,067,725

Operating income (loss)	(439,012,276)	74,462,783	(411,151,780)	154,727,918

Interest expense, net	3,402,606	1,260,187	9,628,189	4,251,277
Other expense (income)	(630,450)	(1,745,277)	346,873	(5,666,633)
Income (loss) before taxes	(441,784,432)	74,947,873	(421,126,842)	156,143,274

Income tax expense (benefit)	(8,543,880)	453,621	11,285,729	1,091,975

Net income (loss)	(433,240,552)	74,494,252	(432,412,571)	155,051,299

Less: net income (loss) attributable to noncontrolling interests	(10,722,749)	20,700,975	(12,052,765)	36,436,485

Net income (loss) attributable to Nutex Health Inc.	$(422,517,803)	$53,793,277	$(420,359,806)	$118,614,814

Earnings (loss) per common share
Basic	$(0.65)	$0.09	$(0.67)	$0.20
Diluted	$(0.65)	$0.09	$(0.67)	$0.20

3

NUTEX HEALTH INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(432,412,571)	$155,051,299
Adjustment to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	9,859,513	5,873,439
Impairment of goodwill	408,466,575	—
Stock-based compensation expense	135,415	—
Other income - gain on PPP loan forgiveness	—	(5,200,835)
Deferred tax expense	3,375,106	—
Debt accretion expense	1,719,572	—
Non-cash lease expense	18,775	(72,193)
Changes in operating assets and liabilities:
Accounts receivable	52,921,095	(35,601,637)
Accounts receivable - related party	1,846,887	(150)
Inventories	(399,198)	(4,880)
Prepaid expenses and other current assets	(5,629,042)	(415,003)
Accounts payable	4,147,170	6,040,929
Accounts payable - related party	(630,490)	(299,489)
Accrued expenses and other current liabilities	2,712,011	1,673,501
Other current assets	(29,704)	(36,643)
Net cash from operating activities	46,101,114	127,008,338

Cash flows from investing activities:
Acquisitions of property and equipment	(22,512,464)	(25,206,117)
Acquired cash in reverse acquisition with Clinigence	12,716,228	—
Cash related to deconsolidation of Real Estates Entities	(2,421,212)	—
Net cash from investing activities	(12,217,448)	(25,206,117)

Cash flows from financing activities:
Proceeds from lines of credit	2,592,714	320,430
Proceeds from notes payable	10,126,130	14,970,896
Repayments of lines of credit	(72,055)	(863,196)
Repayments of notes payable	(4,720,737)	(17,488,009)
Repayments of finance leases	(923,321)	(856,422)
Common stock issued for exercise of warrants	4,119,141	—
Common stock issued for exercise of options	644,974	—
Members' contributions	4,825,377	12,521,879
Members' distributions	(49,973,374)	(101,683,740)
Net cash from financing activities	(33,381,151)	(93,078,162)

Net change in cash and cash equivalents	502,515	8,724,059
Cash and cash equivalents - beginning of the period	36,118,284	25,514,275
Cash and cash equivalents - end of the period	$36,620,799	$34,238,334

Supplemental disclosures of cash flow information

	Nine months ended September 30
	2022	2021
Cash paid for interest	$3,402,606	$9,628,189
Cash paid for income taxes	$7,595,105	$336,697
Non-cash investing and financing activities:
Acquisition of financing leases	$23,603,817	$14,445,400

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA are used as supplemental non-GAAP financial measures by management and external users of our financial statements, such as industry analysts, investors, lenders, and rating agencies. We believe EBITDA and Adjusted EBITDA are useful because these measures allow us to more effectively evaluate our operating performance.

We define Adjusted EBITDA as net income (loss) attributable to Nutex Health Inc. plus net interest expense, income taxes, depreciation and amortization, further adjusted for stock-based compensation, any acquisition related costs and impairments. A reconciliation of net income to Adjusted EBITDA is included below. Adjusted EBITDA is not intended to serve as an alternative to U.S. GAAP measures of performance and may not be comparable to similarly-titled measures presented by other companies.

	Three months ended September 30		Nine months ended September 30
	2022	2021	2022	2021
Reconciliation of net income (loss) attributable to Nutex Health Inc. to Adjusted EBITDA:
Net income (loss) attributable to Nutex Health Inc.	$(422,517,803)	$53,793,277	$(420,359,806)	$118,614,814
Depreciation and amortization	4,330,167	1,871,799	9,859,513	5,873,439
Interest expense, net	3,402,606	1,260,187	9,628,189	4,251,277
Income tax expense (benefit)	(8,543,880)	453,621	11,285,729	1,091,975
Allocation to noncontrolling interests	(922,792)	(1,658,061)	(4,445,224)	(4,361,990)
EBITDA	(424,251,702)	55,720,823	(394,031,599)	125,469,515
Stock-based compensation expense	81,249	—	135,415	—
Impairment of goodwill	408,466,575	—	408,466,575	—
Acquisition costs	—	—	3,885,666	—
Adjusted EBITDA	$(15,703,878)	$55,720,823	$18,456,057	$125,469,515

About Nutex Health Inc.

Headquartered in Houston, Texas and founded in 2011, Nutex Health Inc. (NASDAQ: NUTX) is a healthcare management and operations company with two divisions: a Hospital Division and a Population Health Management Division.

The Hospital Division owns, develops, and operates innovative health care models, including micro-hospitals, specialty hospitals, and hospital outpatient departments (HOPDs). This division owns and operates 21 facilities in 8 states.

The Population Health Management division owns and operates provider networks such as Independent Physician Associations (IPAs). Through our Management Services Organization (MSO), we provide management, administrative and other support services to our affiliated hospitals and physician groups. Our cloud-based proprietary technology platform aggregates clinical and claims data across multiple settings, information systems and sources to create a holistic view of patients and providers, allowing us to deliver greater quality care more efficiently.

Forward-Looking Statements

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. When used in this press release, the words or phrases “will”, "will likely result," "expected to," "will continue," "anticipated," "estimate," "projected," "intend," “goal,” or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks, known and unknown, and uncertainties, many of which are beyond the control of the Company. Such uncertainties and risks include, but are not limited to, our ability to successfully execute our growth strategy, changes in laws or regulations, including the interim final and final rules implemented under the No Surprises Act , economic conditions, dependence on management, dilution to stockholders, lack of capital, the effects of rapid growth upon the Company and the ability of management to effectively respond to the growth and demand for products and services of the Company, newly developing technologies, the Company’s ability to compete, conflicts of interest in related party transactions, regulatory matters, protection of technology, lack of industry standards, the effects of competition and the ability of the Company to obtain future financing. An extensive list of factors that can affect future results are discussed in the Current Report on Form 10-Q for the period ended June 30, 2022 under the heading “Risk Factors” in Part I, Item IA thereof, and other documents filed from time to time with the Securities and Exchange Commission. Such factors could materially adversely affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed within this press release.

FOR ADDITIONAL INFORMATION:

Nutex Health, Inc.

Vivian Sanders – Investor Relations

investors@nutexhealth.com

Jennifer Smith Rodriguez – Media Contact

jsmith@nutexhealth.com